Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-27983, 333-04291, 33-64094, 33-64278, 33-93106)
of Express Scripts, Inc. of our report dated February 6, 1998, except for Note 13, which is as of February 20, 1998, appearing on page 25 of this Form 10-K.




/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
St. Louis, Missouri
March 26, 1998